Exhibit 10.1

FOMO’s Purge Virus Completes First Mobile Disinfection Sale on Leading Global E-Commerce Platform

Chicago, IL, January 3, 2021 - FOMO CORP. (OTC/ETFM) announces that its wholly owned subsidiary, Purge Virus LLC (https://purgevirus.com), has completed the first sale of its recently launched Purge Virus Mobile Disinfection (PV-MD) offering via a leading global e-commerce platform as a service (PaaS). Purge Virus recently chose the provider as its online enabler for PV-MD sales because of the substantial direct-to-consumer (DTC) market traction for the one million businesses that run on it in 175 countries generating billions of dollars of annualized gross merchandise volume (GMV). Purge Virus took its first online PV-MD order on December 21, 2020 and is anticipating substantial growth in 2021 as it adds more products to its catalog. Over the near-term, top global B2B e-commerce platforms that have approved PV-MD for listing are similarly expected to activate, which management believes will further boost market awareness and momentum for PV-MD.

PV-MD is one of the most cost-effective ways for facility owners and managers to improve indoor air quality (IAQ) and reduce the spread of COVID-19. The portable device that combines ultraviolet light (UVC) with photo plasma has proven disinfection capabilities for viruses while removing odors through ionization. The device simply rests on or mounts on janitorial or housekeeping carts; afterwards, the service provider plugs it in to any standard wall outlet in the room that they are cleaning and, when done, the technology travels from room to room. The device disinfects the air while rooms are cleaned making deployment simple, fast, and cost effective. PV-MD is ideal for schools, senior living properties (retirement homes, nursing homes, and assisted living communities), hotels, motels, offices, and any other facility that has staff or contract cleaning services.

Said Charlie Szoradi, CEO Purge Virus, “Some of our customers have embraced in-duct and wall mounted systems to systemically disinfect the air continuously through their buildings. Others have asked about solutions that do not require the time and cost to retrofit Heating, Ventilation, and Air Conditioning (HVAC) systems. Our PV-MD offering was born out of a meeting in December with the owner of a motel that is part of a nationwide chain looking for disinfection solutions for their 30,000 rooms. PV-MD is a cost-effective way to maximize available disinfection technology for 2021 and beyond.”

Said Vik Grover, FOMO, CEO: “COVID-19 has persisted and may be with us through the fall of 2021 and beyond, even with vaccines. New variants also add risks and reasons to proactively go beyond masks, testing, and social distancing. Among many of the COVID-19 challenges, K12 schools need to re-open to aid the economic recovery while nursing homes need to protect their patients. PV-MD answers the call via the ease of e-commerce purchasing from our online partner to deliver solutions to the market.”

To learn more about Purge Virus’ Mobile Disinfection devices see:

https://purgevirus.com/mobile-disinfection/.

To order online see: https://purge-virus.myshopify.com/products/pr30-system-air-and-surface-purifier-9-6w-100-240vac-50-60hz

About FOMO CORP.

FOMO CORP. is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

CONTACT:

Investor Relations

FOMO CORP.

(630) 286-9560

IR@fomoworldwide.com